Exhibit 10.7

DISCLOSURE AND RELEASE AGREEMENT
RELATED TO THE EXCHANGE OF
NON-PLAN OPTIONS FOR
STOCK OPTIONS UNDER THE
NOVADEL PHARMA INC. 1998 STOCK OPTION PLAN

You entered into an Employment Agreement with NovaDel Pharma Inc. (the “Company”) on April 19, 2004 (“Employment Agreement”). Under the terms of the Employment Agreement you were to be granted a nonqualified stock option to purchase ONE HUNDRED THOUSAND (100,000) SHARES of the Company’s common stock. The Employment Agreement did not specify under which of the Company’s stock option plans you were to receive the stock option.

You subsequently entered into a Non-Plan Nonqualified Stock Option Agreement with the Company on May 17, 2004 (“2004 Agreement”). Under the terms of the 2004 Agreement you were issued an option under a “nonqualified non-plan” in ONE HUNDRED THOUSAND (100,000) SHARES of the Company’s common stock, par value $.001 per share.

The Company has since determined that the Company’s issuance of such options could give rise to compliance issues regarding the continued listing standards of the American Stock Exchange and the Company therefore desires to cancel the non-plan options issued since May 11, 2004, under the nonqualified non-plan. The Company proposes to issue you new options under the existing NovaDel Pharma Inc. 1998 Stock Option Plan (“1998 Plan”).

The terms of the 1998 Plan and the form agreement thereto are not identical to the terms of your 2004 Agreement or your Employment Agreement. The below summary outlines the differences between your 2004 Agreement, your Employment Agreement and the 1998 Plan Stock Option Agreement that the Company proposes to enter into with you (“Agreement”). Unless otherwise defined herein, all capitalized terms are defined in either the Agreement or the 1998 Plan. You should carefully read your proposed Agreement and the 1998 Plan attached to your Agreement and consider all of the information provided in this Disclosure. You are encouraged to consult your own legal counsel before entering into the Agreement offered to you along with this Disclosure and Release.

SUMMARY OF YOUR 1998 PLAN STOCK OPTION AGREEMENT

1.	You are granted an option for one hundred thousand shares of the Company’s common stock. The Option is for the same number of shares and is the same class of the Company’s stock as your existing option under the 2004 Agreement (“Non-Plan Option”) and as provided in your Employment Agreement.

2.	The exercise price is $1.98 for each share of common stock you purchase under the Agreement. The exercise price is the same exercise price as under your 2004 Agreement.

3.	Your Option under the 1998 Plan will have the same vesting schedule as provided for in your Employment Agreement and in your 2004 Agreement. Your vesting schedule is:

a.	33,333 Option shares vest on or after May 17, 2005;
b.	33,333 Option shares vest on or after May 17, 2006;
c.	33,334 Option shares vest on or after May 17, 2007.

4.	The Option under your Agreement will expire on May 16, 2014. The term of your Option is the same as the term of your existing Non-Plan Option. Your Employment Agreement provides similarly.

5.	Similar to the terms of your Non-Plan Option, if your employment terminates other than “For Cause” (as defined in your Agreement) or other than due to your death or Disability (as defined in your Agreement), your vested Options as of the date of such Termination shall continue to be exercisable by you under the terms of the 1998 Plan and your Agreement.

6.	Similar to the terms of your Non-Plan Option, your Option will vest upon a Change in Control, as that term is defined in Section 9 of your Employment Agreement.

7.	If your employment is terminated For Cause, as defined in your Agreement and in your Employment Agreement, then you forfeit your Option under your Agreement. Your 2004 Agreement and your Employment Agreement provided for forfeiture as well.

SUMMARY OF MATERIAL DIFFERENCES BETWEEN
(1) YOUR 2004 AGREEMENT AND YOUR EMPLOYMENT AGREEMENT
AND (2) YOUR 1998 PLAN STOCK OPTION AGREEMENT

1.	Your Agreement provides that upon your death or Disability, your Options may continue to be exercised for the term of your Option as set forth in your Agreement. Your Option expires on May 16, 2014. The 2004 Agreement did not define Disability. The Agreement defines Disability in Section 8.

2.	The 1998 Plan provides that upon an Optionee’s Termination without cause and not due to death or Disability, that the vested Options as of that date shall be exercised by the Optionee within three months of the termination event (or shorter if the Option’s term expires earlier). Your Employment Agreement does not contain a three-month exercise period limitation, however your 2004 Agreement contained a conflicting provision. Therefore, your Agreement specifically excludes the three-month exercise period limitation.

3.	“For Cause” is defined in your Agreement in Section 10. For Cause was not defined in your 2004 Agreement.

RELEASE AND DISCHARGE

The undersigned, her successors and assigns do hereby give up any and all of her rights in the 2004 Agreement entered into between the undersigned and the Company on February 28, 2004 and does hereby release, acquit and forever discharge the Company from any and all actions, causes of actions, claims, damages, liabilities, costs and all claims of any nature or kind whatsoever for economic loss or otherwise, known or unknown, due to the exchange of the undersigned’s Non-Plan Options for an Option under the 1998 Plan. The undersigned states, pursuant to her signature hereunder, that she has read and fully understands this release and that she has the opportunity to consult her own legal counsel before entering into this release.

/s/ JEAN W. FRYDMAN	/s/ GARY A. SHANGOLD
Jean W. Frydman, Optionee	Gary A. Shangold, M.D.,
President and CEO